UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of the shareholders (the “Special Meeting”) on Monday, August 14, 2017. There were 4,809,701 shares of common stock represented in person or by proxy at the Special Meeting, constituting 84.7% of the outstanding shares on June 28, 2017, the record date for the Special Meeting, and establishing a quorum. The matters voted upon at the Special Meeting and the results of such voting are set forth below.

Proposal One: Ratification of an Amendment to our Articles of Incorporation. To ratify an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 9,375,000 to 25,000,000 shares, of which all 25,000,000 shares shall be classified as Common Stock.

Votes For	Votes Against/ Withheld	Abstain	Broker non-votes
3,925,510	808,967	75,224	3,165,436

The ratification of the Amendment to our Articles of Incorporation was approved.

Proposal Two: Approval of an Amendment to the 2015 Stock Option Plan and Restricted Stock Plan. To approve an amendment to the 2015 Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance under the Plan by 500,000.

Votes For	Votes Against/ Withheld	Abstain
1,304,730	306,816	32,719

The amendment to the 2015 Stock Option and Restricted Stock Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: August 15, 2017	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer